                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 5, 2002

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                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)
                       d/b/a RELIANT ENERGY, INCORPORATED

            TEXAS                        333-69502               74-0694415
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                    1111 LOUISIANA
                    HOUSTON, TEXAS                               77002
       (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (713) 207-3000

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ITEM 5. OTHER EVENTS.

         On September 5, 2002, CenterPoint Energy, Inc. (d/b/a Reliant Energy, Incorporated) announced that its Board of Directors had declared a distribution of all of the shares of Reliant Resources, Inc. common stock owned by CenterPoint Energy to its common shareholders on a pro rata basis. The distribution will be made on September 30, 2002 to shareholders of record of CenterPoint Energy, Inc. common stock as of the close of business on September 20, 2002, the record date for the distribution. CenterPoint Energy expects that record holders will receive approximately 0.79 shares of Reliant Resources common stock for every share of CenterPoint Energy common stock owned. The actual distribution ratio will be determined on the record date based on the number of shares of CenterPoint Energy common stock then outstanding. A copy of CenterPoint Energy's press release announcing the distribution is furnished with this Current Report as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits.

                  The following exhibit is filed herewith:

                  99.1 Press Release Issued by CenterPoint Energy on September 5, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CENTERPOINT ENERGY, INC.
                                             d/b/a Reliant Energy, Incorporated



Date: September 5, 2002                      By: /s/ Hugh Rice Kelly
                                                --------------------------------
                                             Hugh Rice Kelly
                                             Executive Vice President, General
                                             Counsel and Corporate Secretary

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                         EXHIBIT DESCRIPTION
  -------                        -------------------

    99.1                   Press Release Issued by CenterPoint Energy on
                           September 5, 2002